EXHIBIT 99
                         FORM 5 JOINT FILER INFORMATION



Name:  Maple Leaf Capital I, L.L.C.
Address: c/o Andreeff Equity Advisors, L.L.C.,
         450 Laurel Street Suite 2105, Baton Rouge, LA  70801
Designated Filer:  Maple Leaf Partners, L.P.
Issuer & Ticker Symbol:  Geokinetics Inc. (GKNT)
Date of Event Requiring Statement:  November 29, 2005

Signature:  /s/ Dane Andreeff
          -------------------------------
      By:  Dane Andreeff, Managing Member

Name:  Maple Leaf Offshore, Ltd.
Address:  c/o Andreeff Equity Advisors, L.L.C.,
          450 Laurel Street Suite 2105, Baton Rouge, LA  70801
Designated Filer:  Maple Leaf Partners, L.P.
Issuer & Ticker Symbol:  Geokinetics Inc. (GKNT)
Date of Event Requiring Statement:  November 29, 2005

Signature:  /s/ Dane Andreeff
          -------------------------------
      By:  Dane Andreeff, General Partner

Name:  Dane Andreeff
Address:  c/o Andreeff Equity Advisors, L.L.C.,
          450 Laurel Street Suite 2105, Baton Rouge, LA  70801
Designated Filer:  Maple Leaf Partners, L.P.
Issuer & Ticker Symbol:  Geokinetics Inc. (GKNT)
Date of Event Requiring Statement:  November 29, 2005

Signature:  /s/ Dane Andreeff
          -------------------------------